Exhibit 99.2

EXECUTIVE CHANGE IN CONTROL AGREEMENT, dated as of [    ] (the “Effective Date”), between OLIN CORPORATION, a Virginia corporation (“Olin”), and                      (the “Executive”).

WHEREAS Executive is a key member of Olin’s management;

WHEREAS Olin believes that it is in its best interests, as well as those of its stockholders, to assure the continuity of Executive for a fixed period of time in the event of actual or threatened change in control of Olin and whether or not such change in control is determined by the Board to be in the best interest of its stockholders; and

WHEREAS this Agreement is not intended to alter materially the compensation, benefits or terms of employment that Executive could reasonably expect in the absence of a change in control of Olin, but is intended to encourage and reward Executive’s compliance with the wishes of the Board whatever they may be in the event that a change in control occurs or is threatened.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Definitions. As used in this Agreement:

(a) “Board” means the Board of Directors of Olin.

(b) “Cause” means the willful and continued failure of Executive to substantially perform Executive’s duties (other than any such failure resulting from Executive’s incapacity due to physical or mental illness or injury or any such actual or anticipated failure after the issuance of a notice of Termination by Executive in respect of any event described in Section 1(f)(ii)); the willful engaging by Executive in gross misconduct significantly and demonstrably financially injurious to Olin; or willful misconduct by Executive in the course of Executive’s employment which is a felony or fraud. No act or failure to act on the part of Executive will be considered “willful” unless done or omitted not in good faith and without reasonable belief that the action or omission was in the interests of Olin or not opposed to the interests of Olin and unless the act or failure to act has not been cured by Executive within 14 days after written notice to Executive specifying the nature of such violations. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (i) reasonable written notice to Executive setting forth the reasons for Olin’s intention to terminate for Cause, (ii) an opportunity for Executive, together with Executive’s counsel, to be heard before the Board and (iii) delivery to Executive of a notice of Termination from the Board finding that, in the good faith opinion of 75% of the entire membership of the Board, Executive was guilty of conduct described above and specifying the particulars thereof in detail.

(c) “Change in Control” means the occurrence of any one of the following events:

(i) individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of Olin in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, however, that no individual initially appointed, elected or nominated as a director of Olin as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Olin representing 20% or more of the combined voting power of Olin’s then outstanding securities eligible to vote for the election of the Board (the “Olin Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control if such event results from any of the following: (A) the acquisition of Olin Voting Securities by Olin or any of its subsidiaries, (B) the acquisition of Olin Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by Olin or any of its subsidiaries, (C) the acquisition of Olin Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) the acquisition of Olin Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) the acquisition of Olin Voting Securities by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive);

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) Olin or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Olin Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of Olin to an entity that is not an affiliate of Olin (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) Olin (or, if Olin ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of Olin (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Olin Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Olin Voting Securities were converted pursuant to such

Reorganization or Sale), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”);

(iv) the stockholders of Olin approve a plan of complete liquidation or dissolution of Olin.

Notwithstanding the foregoing, if any person becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of Olin Voting Securities solely as a result of the acquisition of Olin Voting Securities by Olin which reduces the number of Olin Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such person subsequently becomes the beneficial owner, directly or indirectly, of additional Olin Voting Securities that increases the percentage of outstanding Olin Voting Securities beneficially owned by such person, a Change in Control of Olin shall then be deemed to occur.

(d) “Change in Control Severance” means three times the sum of:

(i) twelve months of Executive’s then current monthly salary (without taking into account any reductions which may have occurred at or after the date of a Change in Control); plus

(ii) an amount equal to the greater of (A) Executive’s average annual award actually paid in cash (or, in the event that the award in respect of the calendar year immediately prior to the year in which the date of Termination occurs has not yet been paid, the amount of such award that would have been payable in cash in the year in which the date of Termination occurs had Executive not incurred a Termination) under Olin’s short-term annual incentive compensation plans or programs (“ICP”) (including zero if nothing was paid or deferred but including any portion thereof Executive has elected to defer and, for the avoidance of doubt, excluding any portion of an annual award that Executive does not have a right to receive currently in cash) in respect of the three calendar years immediately preceding the calendar year in which the date of Termination occurs (or if Executive has not participated in ICP for such three completed calendar years, the average of any such awards in respect of the shorter period of years in which Executive was a participant) and (B) Executive’s then current ICP standard annual award in respect of the year in which the Date of Termination occurs.

Notwithstanding the foregoing, in the event that an amount is payable to the Executive under Section 4(a), such amount shall be treated as “executive severance” for purposes of any Olin benefit plan that takes payments of “executive severance” into account in determining benefits payable under such plan.

(e) “Termination” means:

(i) Executive is discharged by Olin, upon or following a Change in Control, other than for Cause and other than due to Executive’s death; or

(ii) Executive terminates Executive’s employment in the event that upon or following a Change in Control:

(A) (1) Olin requires Executive to relocate Executive’s principal place of employment by more than fifty (50) miles from the location in effect immediately prior to the Change in Control; provided, however, that an Executive whose principal place of employment (immediately prior to the required relocation) was not located at Olin’s corporate headquarters (wherever located) will not have a basis for Termination if Executive is required to relocate Executive’s principal place of employment to the location of Olin’s then-current corporate headquarters or (2) Olin requires Executive to travel on business to a substantially greater extent than, and inconsistent with, Executive’s travel requirements prior to the Change in Control (taking into account the number and/or duration (both with respect to airtime and overall time away from home) of such travel trips following the Change in Control as compared to a comparable period prior to the Change in Control);

(B) Olin reduces Executive’s base salary or fails to increase Executive’s base salary on a basis consistent (as to frequency and amount) with Olin’s exempt salary system as in effect immediately prior to the Change in Control;

(C) Olin fails to continue Executive’s participation in Olin’s benefit plans (including, without limitation, short-term and long-term cash and stock incentive compensation) on substantially the same basis, both in terms of (1) the amount of the benefits provided (other than due to Olin’s or a relevant operation’s or business unit’s financial or stock price performance provided such performance is a relevant criterion under such plan) and (2) the level of Executive’s participation relative to other participants as exists immediately prior to the Change in Control; provided that, with respect to annual and long term incentive compensation plans, the basis with which the amount of benefits and level of participation of Executive shall be compared shall be the average benefit awarded to Executive under the relevant plan during the three completed fiscal years immediately preceding the year in which the date of Termination occurs;

(D) Executive incurs a disability and becomes eligible to commence immediate receipt of disability benefits under the terms of Olin’s long-term disability plan;

(E) Olin fails to substantially maintain its benefit plans as in effect immediately prior to the Change in Control, unless arrangements (embodied in an on-going substitute or alternative plan) are then in effect to provide benefits that are substantially similar to those in effect immediately prior to the Change in Control; or

(F) (1) Executive is assigned any duties inconsistent in any adverse respect with Executive’s position (including status, offices, titles and reporting lines), authority, duties or responsibilities immediately prior to the Change in Control or (2) Olin takes any action that results in a diminution in such position (including status, offices, titles and reporting lines), authority, duties or responsibilities or in a substantial reduction in any of the resources available to carry out any of Executive’s authorities, duties or responsibilities from those resources available immediately prior to the Change in Control;

unless the event is described in clause (ii)(B), (C), (E) or (F) above and results from an isolated, insubstantial and inadvertent action or omission that is not taken (or omitted to be taken) by Olin in bad faith, and is remedied by Olin promptly after receipt of notice thereof given by Executive. Notwithstanding the foregoing, if (x) Executive’s employment is terminated prior to a Change in Control for reasons that would have constituted a Termination if they had occurred following a Change in Control, (y) Executive reasonably demonstrates that such termination of employment (or event described in clause (ii) above) occurred at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control and (z) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur, then for purposes of this Agreement, the date immediately preceding the date of such termination of employment (or event described in clause (ii) above) shall be treated as the date of the Change in Control, except that for purposes of determining the timing of payments and benefits to Executive, the date of the actual Change in Control shall be treated as the Executive’s date of termination of employment.

SECTION 2. Entire Agreement; Prior Agreements. This Agreement (together with the Executive Agreement, dated as of [•] between Executive and Olin (the “Executive Agreement”)) sets forth the entire understanding between Executive and Olin with respect to the subject matter hereof and thereof. All oral or written agreements or representations, express or implied, with respect to the subject matter of this Agreement are set forth in this Agreement and the Executive Agreement. All prior agreements, understandings and obligations (whether written, oral, express or implied) between Executive and Olin with respect to the subject matter hereof are terminated as of the date hereof [(including, specifically, that certain Executive Agreement, dated [•], between Executive and Olin)]10 and are superseded by this Agreement.

SECTION 3. Term; Executive’s Duties. (a) This Agreement expires at the close of business on the third anniversary of the Effective Date, provided that on the first anniversary

[10]

To be included only if Executive is a party to an existing Executive Agreement. If Executive is a party to an existing Tier II Agreement, replace with the following: “(including, specifically, that certain letter agreement, dated [•], between Executive and Olin relating to severance in the event of a change in control of Olin)”.

of the Effective Date and on each anniversary thereafter (any such anniversary being referred to herein as a “Renewal Date”) the term of this Agreement shall be extended for one additional year unless Olin has provided Executive with written notice at least 90 days in advance of the immediately succeeding Renewal Date that the term of this Agreement shall not be so extended; provided, however, that if a Change in Control has occurred prior to the date on which this Agreement expires, this Agreement shall not expire prior to three years following the date of the Change in Control; provided, further, that the expiration of this Agreement will not affect any of Executive’s rights resulting from a Termination prior to such expiration. In the event of Executive’s death while employed by Olin, this Agreement shall terminate and be of no further force or effect on the date of Executive’s death. Executive’s death will not affect any of Executive’s rights resulting from a Termination prior to death.

(b) During the period of Executive’s employment by Olin, Executive shall devote Executive’s full time efforts during normal business hours to Olin’s business and affairs, except during vacation periods in accordance with Olin’s vacation policy and periods of illness or incapacity. Nothing in this Agreement will preclude Executive from devoting reasonable periods required for service as a director or a member of any organization involving no conflict of interest with Olin’s interest, provided that no additional position as director or member shall be accepted by Executive during the period of Executive’s employment with Olin without its prior consent.

SECTION 4. Change in Control Severance Payment. (a) Subject to Section 4(b), in the event of a Termination occurring before the expiration of this Agreement, Olin will pay Executive a lump sum in an amount equal to the Change in Control Severance. The payment of the Change in Control Severance will be made within 10 days following the date of Termination.

(b) Notwithstanding Section 4(a), if Executive would otherwise have been required by Olin policy to retire at age 65, then if the date of Executive’s sixty-fifth birthday falls during the 36-month period following the date of Termination, the amount payable pursuant to Section 4(a) shall be reduced to the amount equal to the product of (i) the Change in Control Severance, multiplied by (ii) a fraction, the numerator of which is the number of days from the date of Termination through and including the date of Executive’s sixty-fifth birthday and the denominator of which is 1095.

(c) If on the date of Termination, Executive is eligible and is receiving payments under any then existing disability plan of Olin or its subsidiaries and affiliates, then Executive agrees that all such payments may, and will be, suspended and offset (subject to applicable law) for 36 months (or, if earlier, until Executive attains age 65, if Executive would otherwise have been required by Olin policy to retire at age 65) following the date of Termination. If after such period Executive remains eligible to receive disability payments, then such payments shall resume in the amounts and in accordance with the provisions of the applicable disability plan of Olin or its subsidiaries and affiliates.

SECTION 5. Other Benefits. (a) If Executive becomes entitled to payment under Section 4(a), then (i) Executive will receive 36 months service credit under all Olin pension plans for which Executive was eligible at the time of the Termination (i.e., under Olin’s qualified pension plans to the extent permitted under then applicable law, otherwise such credit will be reflected in a supplementary pension payment from Olin to be due at the times and in the manner payments are due Executive under such qualified pension plans), and (ii) for 36 months from the date of the Termination, Executive (and Executive’s covered dependents) will continue to enjoy coverage on the same basis as a similarly situated active employee under all Olin medical, dental, and life insurance plans to the extent Executive was enjoying such coverage immediately prior to the Termination. Executive’s entitlement to insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 would commence at the end of the period during which insurance coverage is provided under this Agreement without offset for coverage provided hereunder. Executive shall accrue no vacation during the 36 months following the date of Termination but shall be entitled to payment for accrued and unused vacation for the calendar year in which the Termination occurs. If Executive receives the Change in Control Severance (including the amount referred to in Section 1(d)(ii)), Executive shall not be entitled to an ICP award for the calendar year of Termination if Termination occurs during the first calendar quarter. Even if Executive receives the Change in Control Severance (including the amount referred to in Section 1(d)(ii)), if Termination occurs during or after the second calendar quarter, Executive shall be entitled to a prorated ICP award for the calendar year of Termination which shall be determined by multiplying Executive’s then current ICP standard annual award by a fraction, the numerator of which is the number of weeks in the calendar year prior to the Termination and the denominator of which is 52. Executive shall accrue no ICP award following the date of Termination. The accrued vacation pay and ICP award, if any, shall be paid in a lump sum when the Change in Control Severance is paid.

(b) Notwithstanding the foregoing Section 5(a), no such service credit or insurance coverage will be afforded by this Agreement with respect to any period after Executive’s sixty-fifth birthday, if Executive would otherwise have been required by Olin policy to retire at age 65.

(c) In the event of a Termination, Executive will be entitled at Olin’s expense to outplacement counseling and associated services in accordance with Olin’s customary practice at the time or, if more favorable to Executive, in accordance with such practice immediately prior to the Change in Control, with respect to its senior executives who have been terminated other than for Cause. It is understood that the counseling and services contemplated by this Section 5(c) are intended to facilitate the obtaining by Executive of other employment following a Termination, and payments or benefits by Olin in lieu thereof will not be available to Executive.

(d) If Executive becomes entitled to the payment under Section 4(a), then at the end of the period for insurance coverage provided in accordance with Section 5(a), if Executive at such time has satisfied the eligibility requirements to participate in Olin’s post-retirement medical and dental plan, Executive shall be entitled to continue in Olin’s medical and dental coverage (including dependent coverage) on terms and conditions no less favorable to Executive as in effect prior to the Change in Control for Executive until Executive reaches age 65; provided, that if Executive obtains other employment which offers medical or dental coverage to Executive and Executive’s dependents, Executive shall enroll in such medical or dental coverage, as the case may be, and the corresponding coverage provided to Executive hereunder shall be secondary coverage to the coverage provided by Executive’s new employer so long as such employer provides Executive with such coverage.

(e) If there is a Change in Control, Olin shall not reduce or diminish the insurance coverage or benefits which are provided to Executive under Section 5(a) or 5(d) during the period Executive is entitled to such coverage; provided Executive makes the premium payments required by active employees generally for such coverage, if any, under the terms and conditions of coverage applicable to Executive.

SECTION 6. Participation in Change in Control; Section 4999 of Internal Revenue Code. (a) In the event that Executive participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction (referred to in this Section 6(a) as an “acquisition”) which would result in an event described in Section 1(c)(i) or (ii), Executive must promptly disclose such participation or agreement to Olin. If Executive so participates or agrees to participate, no payments due under this Agreement or by virtue of any Change in Control provisions contained in any compensation or benefit plan of Olin will be paid to Executive until the acquiring group in which Executive participates or agrees to participate has completed the acquisition. In the event Executive so participates or agrees to participate and fails to disclose Executive’s participation or agreement, Executive will not be entitled to any payments under this Agreement or by virtue of Change in Control provisions in any Olin compensation or benefit plan, notwithstanding any of the terms hereof or thereof.

(b) (i) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any Payment would be subject to the Excise Tax, then Executive shall be entitled to receive an additional payment (the “Gross-Up Payment”) in an amount such that, after payment by Executive of all taxes (and any interest or penalties imposed with respect to such taxes), including, without limitation, any income and employment taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Olin’s obligation to make Gross-Up Payments under this Section 6 shall not be conditioned upon Executive’s termination of employment.

(ii) Subject to the provisions of Section 6(b)(iii), all determinations required to be made under this Section 6(b), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG LLP or such other nationally recognized certified public accounting firm as may be designated by Executive (the “Accounting Firm”). The Accounting Firm shall provide detailed supporting calculations both to Olin and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment or such earlier time as is requested by Olin. The Accounting Firm shall not determine that no Excise Tax is payable by Executive unless it delivers to Executive a written opinion that failure to report the Excise Tax on Executive’s applicable federal income tax return would not result in the imposition of a negligence or similar penalty. All fees and expenses of the Accounting Firm shall be borne solely by Olin. Any Gross-Up Payment, as determined pursuant to this Section 6(b), shall be paid by Olin to Executive within 5 days of the receipt of the Accounting Firm’s determination. Any determination by the Accounting Firm shall be binding upon Olin and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up

Payments that will not have been made by Olin should have been made (the “Underpayment”), consistent with the calculations required to be made hereunder. In the event Olin exhausts its remedies pursuant to Section 6(b)(iii) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine that amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by Olin to or for the benefit of Executive.

(iii) Executive shall notify Olin in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by Olin of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than 30 days after Executive actually receives notice in writing of such claim and shall apprise Olin of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of Executive to notify Olin of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to Executive under this Section 6(b) except to the extent that Olin is materially prejudiced in the defense of such claim as a direct result of such failure. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which Executive gives such notice to Olin (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Olin notifies Executive in writing prior to the expiration of such period that Olin desires to contest such claim, Executive shall:

(A) give Olin any information reasonably requested by Olin relating to such claim;

(B) take such action in connection with contesting such claim as Olin shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Olin and reasonably acceptable to Executive;

(C) cooperate with Olin in good faith in order to effectively contest such claim; and

(D) permit Olin to participate in any proceedings relating to such claim;

provided, however, that Olin shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest, and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise tax or income or employment tax (including interest and penalties) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6(b)(iii), Olin shall control all proceedings taken in connection with such contest, and, at its sole discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the applicable taxing authority in respect of such claim and may, at its sole discretion, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Olin shall determine; provided, however, that, if Olin directs Executive to pay such claim and sue for a refund, Olin shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties) imposed with respect to such advance or with respect to any imputed income in connection with such advance; and provided, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Olin’s control of the contest shall be limited to issues with respect to which the Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(iv) If, after the receipt by Executive of an amount advanced by Olin pursuant to Section 6(b)(iii), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to Olin’s complying with the requirements of Section 6(b)(iii) promptly pay to Olin the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Executive of an amount advanced by Olin pursuant to Section 6(b)(iii), a determination is made that Executive shall not be entitled to any refund with respect to such claim, and Olin does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(v) Notwithstanding any other provision of this Section 6(b), Olin may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of Executive, all or any portion of the Gross-Up Payment, and Executive hereby consents to such withholding.

(c) For purposes of this Section 6:

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(ii) “Excise Tax” means the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

(iii) “Payment” means any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of Executive, whether paid or payable pursuant to this Agreement or otherwise.

SECTION 7. Successors; Binding Agreement. (a) Olin will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Olin, by agreement, in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Olin would be required to perform if no such succession had taken place. Failure of Olin to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and entitle Executive to compensation from Olin in the same amount and on the same terms as Executive would be entitled to hereunder had a Termination occurred on the succession date. As used in this Agreement, “Olin” means Olin as defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

(b) This Agreement shall be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

SECTION 8. Notices. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Executive:

[insert address]

If to Olin:

Olin Corporation

190 Carondelet Plaza

Suite 1530

Clayton, MO 63105-3443

Attention: Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

SECTION 9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia (without giving effect to its principles of conflicts of law).

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

SECTION 11. No Mitigation. Executive will not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any compensation received by Executive from a third party reduce such payment except as explicitly provided in this Agreement. Except as may otherwise be expressly provided herein, nothing in this Agreement will be deemed to reduce or limit the rights which Executive may have under any employee benefit plan, policy or arrangement of Olin and its subsidiaries and affiliates. Except as expressly provided in this Agreement, payments made pursuant to this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim which Olin and its subsidiaries and affiliates may have against Executive.

SECTION 12. Withholding of Taxes. Olin may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

SECTION 13. Non-assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 7 above. Without limiting the foregoing, Executive’s right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by Executive contrary to this Section, Olin shall have no liability to pay any amount so attempted to be assigned or transferred.

SECTION 14. No Employment Right. This Agreement shall not be deemed to confer on Executive a right to continued employment with Olin.

SECTION 15. Disputes/Arbitration. (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration at Olin’s corporate headquarters in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive’s right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

(b) Olin shall pay all reasonable legal fees and expenses, as they become due, which Executive may incur to enforce this Agreement through arbitration or otherwise unless the arbitrator determines that Executive had no reasonable basis for Executive’s claim. Should Olin dispute the entitlement of Executive to such fees and expenses, the burden of proof shall be on Olin to establish that Executive had no reasonable basis for Executive’s claim.

(c) If any payment which is due to Executive hereunder has not been paid within ten (10) days of the date on which such payment was due, Executive shall be entitled to receive interest thereon from the due date until paid at an annual rate of interest equal to the Prime Rate reported in the Wall Street Journal, Northeast Edition, on the last business day of the month preceding the due date, compounded annually.

SECTION 16. Miscellaneous. (a) No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Executive and Olin; provided, however, that Olin may modify this Agreement to the extent Olin determines reasonable and necessary to ensure that this Agreement complies with, and that no additional taxes shall be imposed on Executive by reason of, Section 409A of the Code. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(b) The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect to the fullest extent permitted by law.

(c) Executive may not cumulate the benefits provided under this Agreement with any severance or similar benefits (“Other Severance Benefits”) that Executive may be entitled to by agreement with Olin (including, without limitation, pursuant to the Executive Agreement or any other employment, severance or termination agreement, plan, arrangement or policy) or under applicable law in connection with the termination of Executive’s employment. To the extent that Executive receives any Other Severance Benefits, then the payments and benefits payable hereunder to such participant shall be reduced by a like amount. To the extent Olin is required to provide payments or benefits to Executive under the Worker Adjustment and Retraining Notification Act (or any state, local or foreign law relating to severance or dismissal benefits), the benefits payable hereunder shall be first applied to satisfy such obligation.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

OLIN CORPORATION

Name:
Title:

[Executive]